First Amendment of the
Burlington Northern Santa Fe Corporation
Amended and Restated Benefits Protection Trust Agreement

THIS AMENDMENT (the "Amendment"), made as of the 4th day of October, 2007, by and between BURLINGTON NORTHERN SANTA FE CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as the "Trustee");

W I T N E S S E T H
WHEREAS, the Company entered into a trust agreement with the Trustee on March 31, 2004 (the "Trust");

WHEREAS, amendment of the Trust is now desirable; and

WHEREAS, the Board has determined, in its reasonable judgment and in accordance with Section 17.1 of the Trust, that adoption of this amendment will have no material adverse effect on the amount of benefits payable under the Trust to Participants or their beneficiaries;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Trustee, that the Trust shall be amended in the following particulars, effective October 4, 2007.

1.    By substituting the following for paragraph 1.3(a) of the Trust:

"(a)  any person (as such term is used in sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) being or becoming the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company's then outstanding securities, provided that the determination of whether any person has become the beneficial owner of twenty five percent (25%) or more of the combined voting power of the Company's outstanding securities for purposes of this Section (a) shall be determined in accordance with Exhibit C hereto,"

2.    By substituting the phrase "twenty five percent (25%)" for the phrase "twenty percent (20%)" where the latter phrase appears in paragraph 1.3(b) and paragraph 1.9(a)(1) of the Trust.

3.    By substituting the following for paragraph 4.2 of the Trust:

"4.2           On and after a Change in Control, the Company shall have the following contribution obligations:

(a)
Within thirty (30) days following a Change in Control, the Company shall deliver to the Trustee an amount, in cash or property, that, when added to amounts then held under the Trust allocated to the Equitable Shares of each of the Plans, is equal to the present value of benefits accrued under each Plan, respectively ("Accrued Benefits") as of the Change in Control Date, provided that the determination of the Accrued Benefits under this Section (a) shall take into account benefits accrued through the time immediately after the Change in Control.

(b)
During the period beginning on the Change in Control and ending on the two (2) year anniversary of the Change in Control, the present value of Accrued Benefits will be calculated no less frequently than annually by the Company's vice president - human resources or his delegate or, if the calculation is not performed in a timely manner by the vice president – human resources or his delegate, the calculation shall be made by a person selected by the Trustee.  This calculation shall be made as of a date not earlier than forty five (45) days prior to the date each determination of Accrued Benefits is finalized, and the person responsible for the calculation will deliver to the Trustee within fourteen (14) days after the calculation is finalized an amount, in cash or property, that, when added to the amounts then held by the Trust with respect to each at the Plans, is equal to the Accrued Benefits as of such determination date.

For purposes of Sections (a) and (b) above:

(I)
Benefits provided under the Burlington Northern Santa Fe Railway Company Severance Plan, the Burlington Northern Santa Fe Railway Company Employee Retention Program, and the change in control agreements between the Company and the individual employees of the Company party thereto shall be treated as Accrued Benefits only at such time as those benefits have been earned by the participant by reason of a termination of employment giving rise to severance benefits eligibility.

(II)
The Accrued Benefits with respect to the BNSF Railway Company Incentive Compensation Plan for the year in which the Change of Control occurs shall be the amount determined by the Company prior to the Change of Control to be the aggregate amount that would be payable under such plan based on the performance through the period immediately prior to the Change of Control.  Accrued Benefits with respect to the BNSF Railway Company Incentive Compensation Plan shall not include amounts earned with respect to performance periods ending in any calendar year following the calendar year in which the Change in Control occurs.

If, after a Change in Control has occurred, the Trustee determines that the Company has failed to satisfy its obligations under the provisions of Sections (a) or (b) above, the Trustee will make a written demand on the Responsible Employer or Responsible Employers to provide funds in an amount determined by the Trustee to be sufficient to pay all Accrued Benefits payable (whether currently or on a deferred basis) under such Plan or Plans.  If, after a Change of Control, the Trustee shall determine that Accrued Benefits under one or more Plans which are not payable from assets of an Equitable Share under the Trust are not being paid to Participants and beneficiaries in the proper amounts and in a timely manner, the Trustee may in its discretion demand in writing that the Responsible Employer or Responsible Employers deliver to the Trustee assets sufficient to pay all Accrued Benefits payable (whether currently or on a deferred basis) under such Plan or Plans.  The Responsible Employer or Responsible Employers shall transfer such funds or other assets acceptable to the Trustee, within 30 days from the time the written demand is mailed.

4.    By adding the following as new Exhibit C at the end of the Trust:

EXHIBIT C
Determination of Beneficial Ownership Of Stock under Section 1.3 of
Burlington Northern Santa Fe Corporation Benefits Protection Trust

Determination of beneficial ownership of the Company’s stock for purposes of Section 1.3(a) of the Trust shall be determined subject to the following:

•
In the event any person owns more than 20%, but less than 25%, of the Company’s then outstanding stock (any such person, a “Significant Shareholder”), the Significant Shareholder’s beneficial ownership will be calculated with the adjustments described below.  These adjustments will be applied during the period beginning on the date that such person becomes a Significant Shareholder and ending on the date that such person ceases to own at least 20% of the Company’s then outstanding stock (calculated without the following adjustments), unless the Board determines that such period should earlier expire (such period, the “Adjustment Period”).

•
During the Adjustment Period, the number of outstanding shares of Company stock will be deemed to be the actual number of outstanding Company shares plus the number of Company shares (if any) that were acquired, repurchased or redeemed by the Company during the Adjustment Period.

•
These adjustments will cease to be made (and such Significant Shareholder’s beneficial ownership will be calculated based on the actual number of outstanding Company shares) in the event that, at any time after the first date on which such Significant Shareholder becomes the beneficial owner at least 25% of the actual number of outstanding Company shares (calculated without the foregoing adjustments), such Significant Shareholder acquires any additional shares of Company stock.

•	In the case of all other persons, beneficial ownership will be calculated based on actual ownership of the Company’s then outstanding shares.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in its name by its duly authorized officers under its corporate seal, and the Trustee has consented to this Amendment, and caused this Amendment to be executed in its name by its duly authorized officers under its corporate seal to reflect such consent, all as of the day and year first above written.

BURLINGTON NORTHERN SANTA FE CORPORATION

By: /s/  Linda Longo-Kazanova
Its: Vice President of Human Resources and Medical

ATTEST:
/s/ Craig Smetko
Asst Secretary

Consented to by:
WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/  Signature Illegible
Its: _________________
ATTEST:

/s/  Signature Illegible

FORM 10-Q